Exhibit 10.4

Execution Version

SPONSOR FORFEITURE AGREEMENT

February 9, 2021

CMLS Holdings LLC
667 Madison Avenue

New York, NY 10065

Mount Sinai Genomics, Inc. (d/b/a Sema4)

333 Ludlow Street

Stamford, CT 06902

Re: Forfeiture of Certain Sponsor Class B Common Stock and Private Placement Warrants

Ladies and Gentlemen:

Reference is hereby made to:

(i)	that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, among CM Life Sciences, Inc., a Delaware corporation and publicly traded NASDAQ-listed acquisition company (“Parent”), S-IV Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), and Mount Sinai Genomics, Inc., a Delaware corporation, d/b/a Sema4 (the “Company”);

(ii)	that certain Private Placement Warrants Purchase Agreement (the “Warrant Purchase Agreement”), dated September 1, 2020, among Parent, CMLS Holdings LLC, a Delaware limited liability company (the “Sponsor”) and the other parties thereto, pursuant to which the Sponsor and the other purchasers set forth on the signature pages thereto (the “Purchasers”) acquired redeemable warrants to purchase shares of Parent’s Class A common stock (the ”Sponsor Warrants”), as more specifically set forth therein; and

(iii)	that certain Securities Subscription Agreement (the “Subscription Agreement”), dated July 16, 2020, between the Sponsor and Parent, pursuant to which the Sponsor subscribed for shares of Class B common stock of Parent (the “Sponsor Class B Shares”), as more specifically set forth therein.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement, the Warrant Purchase Agreement or the Subscription Agreement, as applicable.

In order to induce Parent and the Company to enter into the Merger Agreement and to proceed with the transactions contemplated therein and thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, the Company and the Sponsor, hereby agree, pursuant to this letter agreement (this “Letter Agreement”), as follows:

1.	Forfeiture of Sponsor Warrants. Effective immediately prior to (and contingent upon) the Closing, the Sponsor agrees to forfeit a certain number of the Sponsor Warrants, calculated as follows:

(a)	In the event that Parent Stockholder Redemptions reduce the aggregate amount of funds held in the Trust Account, the Sponsor agrees to forfeit a number of the Sponsor Warrants equal to the product of:

(i)	one-third (1/3) of the Sponsor Warrants; multiplied by

(ii)	a percentage equal to the quotient of the dollar amount of Parent Stockholder Redemptions divided by dollar value of the aggregate amount of funds held in the Trust Account as of the date hereof (the “Forfeiture Percentage”).

Such product, rounded down to the nearest whole number of Sponsor Warrants, the “Forfeited Sponsor Warrants,” and the forfeiture thereof, the “Warrant Forfeiture.”

For the avoidance of doubt, in no event shall the number of Forfeited Sponsor Warrants be less than zero or greater than one-third (1/3) of the Sponsor Warrants. Notwithstanding the foregoing, no Warrant Forfeiture will be required if the Forfeiture Percentage is less than 3%.

2.	Forfeiture of Sponsor Class B Shares. Effective immediately prior to (and contingent upon) the Closing, the Sponsor agrees to forfeit a certain number of the Sponsor Class B Shares, calculated as follows:

(a)	In the event that Parent Stockholder Redemptions reduce the aggregate amount of funds held in the Trust Account, the Sponsor agrees to forfeit a number of the Sponsor Class B Shares equal to the product of:

(i)	one-third (1/3) of the Sponsor Class B Shares; multiplied by

(ii)	the Forfeiture Percentage.

Such product, rounded down to the nearest whole number of Sponsor Class B Shares, the “Forfeited Sponsor Class B Shares,” and the forfeiture thereof, the “Share Forfeiture.”

For the avoidance of doubt, in no event shall the number of Forfeited Class B Shares be less than zero or greater than one-third (1/3) of the Sponsor Class B Shares. Notwithstanding the foregoing, no Share Forfeiture will be required if the Forfeiture Percentage is less than 3%.

3.	To effect the Warrant Forfeiture and the Share Forfeiture (together, the “Forfeitures”), immediately prior to (and contingent upon) the Closing:

(a)	the Sponsor shall surrender the Forfeited Sponsor Warrants and the Forfeited Sponsor Class B Shares (together, the “Forfeited Sponsor Securities”) to the Company for cancellation and in exchange for no consideration;

(b)	the Company shall immediately retire and cancel all of the Forfeited Sponsor Securities (and shall direct the Company’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

(c)	the Sponsor and the Company each shall take such actions as are necessary to cause the Forfeited Sponsor Securities to be retired and cancelled, after which the Forfeited Sponsor Securities shall no longer be issued, outstanding, convertible, or exercisable, and the Sponsor shall provide the Company with evidence that such retirement and cancellation has occurred.

4.	The Sponsor hereby represents and warrants to the Company, as of the date hereof and as of the Closing, that the Sponsor owns, and holds of record, all of the Forfeited Sponsor Securities, free and clear of all Liens and other obligations in respect of the Forfeited Sponsor Securities.

5.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, the Company, and their respective successors and assigns.

6.	Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

7.	This Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Merger Agreement is terminated in accordance with its terms.

8.	Section 11.3 (Counterparts), Section 11.4 (Entire Agreement), Section 11.5 (Severability), Section 11.7 (Governing Law), Section 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), Section 11.12 (Amendment), and Section 11.13 (Waiver) of the Merger Agreement are hereby incorporated into this Letter Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 9.

[Signature pages to follow]

In Witness Whereof, this Agreement has been duly executed and delivered by each Party as of the date first above written.

SPONSOR:

CMLS Holdings LLC

By:	/s/ Eli Casdin
Name:	Eli Casdin
Title:	Member

COMPANY:

Mount Sinai Genomics, Inc.

By:	/s/ Eric Schadt
Name:	Dr. Eric Schadt
Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]

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